EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors

VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-147136, 333-144590, 333-134026, 333-132988, 333-127249, 333-126352, 333-125052, 333-123937, 333-117908, 333-113431, 333-106395, 333-86188, 333-86178, 333-75236, 333-69818, 333-59458, 333-53230, 333-50072, 333-39212, 333-82941, 333-58583, 333-46803, and 333-45237) on Form S-8 and registration statements (Nos. 333-76386, 333-72222, 333-94445, 333-89991, 333-77433, and 333-74393) on Form S-3 of VeriSign, Inc. of our reports dated March 3, 2009, with respect to the consolidated balance sheets of VeriSign, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of VeriSign, Inc.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes.

/s/ KPMG LLP

Mountain View, California

March 3, 2009